UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/10/2006

Ruth's Chris Steak House, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51485

Delaware	72-1060618
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

500 International Parkway
Heathrow, FL 32746
(Address of principal executive offices, including zip code)

(407) 333-7440
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.01.    Completion of Acquisition or Disposition of Assets

On July 10, 2006, Ruth's Chris Steak House, Inc., a Delaware corporation (the "Company"), closed the acquisition of five franchised Ruth's Chris Steak House restaurants from Mr. Thomas J. Moran pursuant to an Asset Purchase Agreement dated as of April 24, 2006 (the "Asset Purchase Agreement"), among the Company, Thomas J. Moran, Prime Steak - Chicago, Inc., a Louisiana corporation, Prime Steak - Troy, L.L.C., a Louisiana limited liability company, Prime Steak - Jacksonville, L.L.C., a Louisiana limited liability company, Prime Steak - Northbrook, L.L.C., a Louisiana limited liability company, Prime Steak - Ponte Vedra, L.L.C., a Louisiana limited liability company, Prime Steak - Detroit, Inc., a Louisiana corporation, T.J. Moran and Associates, Inc., a Louisiana corporation, Prime Steak - Memphis, Inc., a Tennessee corporation, Bekmet, Inc., a Tennessee corporation and Capital City Restaurants, Inc., a Louisiana corporation. The acquired restaurants are located in Northbrook, Illinois; Memphis, Tennessee; Nashville, Tennessee; Jacksonville, Florida; and Ponte Vedra, Florida. The Asset Purchase Agreement also provides for the purchase by the Company of two additional restaurants in Chicago, Illinois and Troy, Michigan. The acquisition of these additional restaurants is expected to close upon the completion of certain local licensing processes. The Asset Purchase Agreement also provides that an eighth restaurant, located in Baton Rouge, Louisiana, can be purchased by the Company for an agreed upon price (determined according to a formula set forth in the agreement) from the period commencing January 1, 2008 through December 31, 2012.   The acquisition was previously announced by the Company in its Form 8-K dated April 24, 2006. The Asset Purchase Agreement is filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 26, 2006.

        In connection with the acquisition, the Company acquired all of the Seller's interests in the five aforementioned Ruth's Chris Steak House restaurants for approximately $25.1 million in cash, and put an additional $11.9 million in cash into an escrow account, which can be released to the Seller upon the closing of the acquisition of the restaurants in Chicago, Illinois and Troy, Michigan.

        A copy of the press release announcing the closing of the acquisition is attached as Exhibit 99.1 and is incorporated in this report by reference.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

      99.1        Press Release issued by Ruth's Chris Steak House, Inc., dated July 10, 2006

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruth's Chris Steak House, Inc.

Date: July 13, 2006	By:	/s/ Thomas J. Pennison, Jr.
Thomas J. Pennison, Jr.
Senior Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release issued by Ruth's Chris Steak House, Inc., dated July 10, 2006